                                         Exhibit 11
                                         ----------
                      Statements of Computation of Earnings Per Share
                      -----------------------------------------------

                                      Three Months Ended        Nine Months Ended
                                -------------------------------------------------------
                                            June  30,               June  30,
                                -------------------------------------------------------
                                       1996         1995        1996        1995
- ---------------------------------------------------------------------------------------

Primary Earnings Per Share:
- ---------------------------

Average shares outstanding            3,997,837   3,008,965   3,980,480   3,008,555
                                    ----------- ----------- ----------- -----------
Average options outstanding             115,900     166,000     109,422     159,498
Average exercise price              $     10.46 $      7.87 $     10.17 $      7.57
                                    ----------- ----------- ----------- -----------
Proceeds from the assumed exercise
  of options outstanding            $ 1,212,314 $ 1,306,420 $ 1,112,822 $ 1,207,400
Average market price per share      $     21.69 $     15.92 $     21.57 $     14.18
                                    ----------- ----------- ----------- -----------
Assumed shares repurchased               55,893      82,062      51,591      85,148
                                    ----------- ----------- ----------- -----------
Common stock equivalents of options
  outstanding                            60,007      83,938      57,831      74,350
                                    ----------- ----------- ----------- -----------
Weighted average shares outstanding
  (including common stock
   equivalents)                       4,057,844   3,092,903   4,038,311   3,082,905
                                    =========== =========== =========== ===========

Net income                          $ 2,585,154 $ 2,086,648 $ 7,439,391 $ 5,878,564
Preferred stock dividend                113,468     278,613     340,405     797,402
                                    ----------- ----------- ----------- -----------
Net income applicable to
  common stockholders               $ 2,471,686 $ 1,808,035 $ 7,098,986 $ 5,081,162
                                    =========== =========== =========== ===========

Earnings per common share           $       .61 $       .58 $      1.76 $      1.64
                                    =========== =========== =========== ===========

Fully Diluted Earnings Per Share:
- ---------------------------------

Average shares outstanding            3,997,837   3,008,965   3,980,480   3,008,555
                                    ----------- ----------- ----------- -----------
Average options outstanding             115,900     166,000     109,422     159,498
Average exercise price              $     10.46 $      7.87 $     10.17 $      7.57
                                    ----------- ----------- ----------- -----------
Proceeds from the assumed exercise
  of options outstanding            $ 1,212,314 $ 1,306,420 $ 1,112,822 $ 1,207,400
Average market price per share      $     22.00 $     16.50 $     22.00 $     16.50
                                    ----------- ----------- ----------- -----------
Assumed shares repurchased               55,105      79,177      50,583      73,176
                                    ----------- ----------- ----------- -----------
Common stock equivalents of options
  outstanding                            60,795      86,823      58,839      86,322
Assumed conversion of outstanding
  convertible debentures (1)             38,241      40,661      39,426      40,661
Assumed conversion of outstanding
  preferred stock (2)                   360,214   1,097,142     360,214   1,055,614
                                    ----------- ----------- ----------- -----------
Weighted average shares outstanding
 (including common stock
  equivalents)                        4,457,087   4,233,591   4,438,959   4,191,152
                                    =========== =========== =========== ===========

                                      Exhibit 11
                                      ----------
            Statements of Computation of Earnings Per Share, Continued
            ----------------------------------------------------------

                                       Three Months Ended      Nine Months Ended
                                  ---------------------------------------------------
                                             June 30,              June 30,
                                  ---------------------------------------------------
                                        1996        1995       1996       1995
- -------------------------------------------------------------------------------------

Net income                           $2,585,154 $2,086,648 $7,439,391 $5,878,564

Interest expenses associated with
  the convertible debentures (3)         13,055     13,839     40,216     41,517
Income taxes (4)                         (4,439)    (4,705)   (13,673)   (14,116)
                                     ---------- ---------- ---------- ----------

Net income adjusted                  $2,593,770 $2,095,782 $7,465,934 $5,905,965
                                     ========== ========== ========== ==========

Earnings per common share            $      .58 $      .50 $     1.68 $     1.41
                                     ========== ========== ========== ==========


(1)  Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding     624,475    664,000    643,826    664,000
     Conversion price                $    16.33 $    16.33 $    16.33 $    16.33
                                     ---------- ---------- ---------- ----------
     Potentially dilutive shares         38,241     40,661     39,426     40,661
                                     ========== ========== ========== ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred stock
       outstanding                            - 11,500,000          - 11,500,000
     Conversion price                         - $    12.50          - $    12.50
                                                ----------            ----------
     Potentially dilutive shares              -    920,000          -    920,000
                                                ==========            ==========

     Average Series B Preferred stock
       outstanding                    7,564,500  3,719,975  7,564,500  2,847,894
     Conversion price                $    21.00 $    21.00 $    21.00 $    21.00
                                     ---------- ---------- ---------- ----------
     Potentially dilutive shares        360,214    177,142    360,214    135,614
                                     ========== ========== ========== ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.


                                       23